Date:	March 28, 2019
To:	FARMER BROS CO (Party B)
	LEI: 5493006PMLETBTVJ3262
Attn:	Confirmation Unit
Phone:	
Fax:	
Email:	astephanopoulos@farmerbros.com
From:	Citibank N.A., New York (Party A)
	Confirmations Unit 390 Greenwich Street - 5th Floor New York, NY 10013, USA
	LEI: E57ODZWZ7FF32TWEFA76
Phone:	212-816-0400
Fax:	646-861-6419 646-861-6418
Email confirms:	nyfiderivconfirms@citi.com
Email queries:	ficonfirms@citi.com
Our ref:	C70M16403639
Your ref:	
USI Prefix: 1030187177	USI: TPSPROD5643644

TRANSACTION

The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between FARMER BROS CO ('Counterparty') and Citibank N.A., New York ('Citibank') on the Trade Date specified below.

1. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the

International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of March 20, 2019 , as amended and supplemented from time to time (the "Agreement"), between Counterparty and Citibank . All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

U.S. Federal law requires Citibank to obtain, verify and record customer identification information.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	March 27, 2019
Effective Date:	April 11, 2019
Termination Date*:	October 11, 2023 , subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts

Fixed Rate Payer:	Counterparty
Notional Amount:	USD 80,000,000.00
Fixed Rate Payer Payment Dates:	The 11th calendar day of each month commencing May 13, 2019 through and including the Termination Date
Fixed Rate:	2.1975000 percent

Fixed Rate Day Count Fraction:	Actual/360
Business Days:	New York, London
Business Day Convention:	Modified Following

Floating Amounts

Floating Rate Payer:	Citibank
Notional Amount:	USD 80,000,000.00
Floating Rate Payer Payment Dates:	The 11th calendar day of each month commencing May 13, 2019 , through and including the Termination Date
Floor Rate:	0.00 Percent
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	One month

Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Floating Rate Payer Calculation Period
Compounding:	Inapplicable
Business Days:	New York, London
Business Day Convention:	Modified Following
Calculation Agent:	Citibank

3. **Representations:** Section 3 of the Agreement is hereby amended by adding the following subsections after subsection (f) thereof:

(A) **Non-Reliance** . It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(B) **Evaluation and Understanding.** It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions

and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(C) **Status of Parties.** The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

(D) **Risk Management.** It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

(E) **No Agency.** It is entering into this Agreement, any Credit Support Document to which it is a party, and each Transaction, and any other documentation relating to this Agreement or any Transaction, as principal (and not as agent or in any other capacity, fiduciary or otherwise).

4. Account Details

Payments to Citibank in USD :	Bank: Citibank NA New York BIC: CITIUS33 (or ABA: 021000089) F/O: Citibank New York A/C: 00167679 Ref: NY Swap Operations
Payments to Counterparty:	Please provide to expedite payment

*Note: Termination of this Transaction for any reason prior to its Termination Date will require the parties to make or receive a payment to one another depending upon the fair market value of the Transaction on the early termination date.

If you have any questions regarding this letter agreement, please contact the Swap Operations Department at the telephone numbers or the facsimile numbers indicated on this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

Citibank N.A., New York

Merritt, Donald
Vice President

Don Merritt 3/28/2019

By:____________________

Accepted and confirmed as

of the Trade Date:

FARMER BROS CO

By: ________________________________

Authorized Signatory 3/28/2019